Tom Nimbley to Transition to Non-Executive Chairman of the Board
PARSIPPANY, NJ – March 11, 2025 – PBF Energy Inc. (NYSE: PBF) announced today that Thomas J. Nimbley will retire from his position as Executive Chairman of the company and its subsidiaries on June 30, 2025. Mr. Nimbley is standing for re-election as a director at the company’s 2025 Annual Meeting of Stockholders and will become non-executive Chairman of the Board effective July 1, 2025 assuming his re-election. Mr. Nimbley retired as PBF Energy’s CEO effective on June 30, 2023 and has served as Executive Chairman of the Board since that time.
Gene Edwards, PBF Energy’s Lead Director remarked, “Tom has played a vital role in growing PBF Energy, serving as our Chief Executive Officer from June 2010 to June 2023 and as Executive Chairman since then. Under Tom’s watch, PBF Energy grew from a start-up with no operations to a refining system of six refineries with a combined throughput of approximately 1 million barrels per day. In no small part thanks to Tom, we are now one of the largest independent refiners in the United States. We are grateful for his exemplary leadership of the Company and building a talented executive team. The Board is looking forward to continuing to benefit from his leadership as our Chairman.”
“I am honored to have served and lead PBF Energy for the past 15 years,” Nimbley said. “I would especially like to thank our employees, stockholders, business partners, and our communities where we live and work for their trust and confidence. I look forward to continuing to contribute in my role as Chairman and leading the Board as it continues to guide the company.”
“I would like to thank Tom for his leadership, guidance and friendship in the C-suite and I am pleased that the Company and I will continue to benefit from his leadership on the Board,” said Matthew Lucey, PBF’s CEO and President.
Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company’s expectations with respect to its plans, objectives, expectations, and intentions with respect to the full and partial restart of the Martinez refinery following the February 1, 2025 fire, the timing of such restart, the throughput of the Martinez refinery and anticipated insurance recoveries related to the fire as well as the Company’s future earnings and operations overall, including those of our 50- 50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.
PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

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Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994
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